UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 9, 2016

Aradigm Corporation

(Exact name of registrant as specified in its charter)

California	001-36480	94-3133088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3929 Point Eden Way, Hayward, California	94545
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 265-9000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 9, 2016, Aradigm Corporation (the “Company”) convened its Annual Meeting of Shareholders (the “Meeting”). Five proposals were presented and voted on and the results for the five proposals were reported at the Meeting. Set forth below are the results reported at the Meeting for proposals 1, 2, 3, 4 and 5.

Proposal 1 – Election of David Bell, Igor Gonda, Frederick Hudson, John M. Siebert and Virgil D. Thompson as directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified.

All of the following five nominees for directors were elected to hold offices until the next annual meeting of shareholders and until their successors are elected:

Nominee	For	Withheld	Non-votes
David Bell	11,184,241	354,898	2,373,408
Igor Gonda	11,120,451	418,688	2,373,408
Frederick Hudson	11,514,304	24,835	2,373,408
John M. Siebert	11,513,828	25,311	2,373,408
Virgil D. Thompson	11,112,644	426,495	2,373,408

The five nominees received the highest number of “For” votes from the holders of votes of shares present in person or represented by proxy and entitled to vote at the Meeting on the election of directors. Withheld votes and broker non-votes have no effect on the outcome of the election of directors.

Proposal 2 – Approval of an amendment to Aradigm’s Amended and Restated Articles of Incorporation to increase the authorized number of shares of Common Stock by 10 million shares.

For:	13,319,990
Against:	580,285
Abstain:	12,272
Non-votes:	0

Proposal 2 received “For” votes from the holders of a majority of the outstanding shares of common stock. Proposal 2 therefore passed.

Proposal 3 – Approval of an amendment to Aradigm’s 2015 Equity Incentive Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 2,400,000.

For:	10,551,234
Against:	982,624
Abstain:	5,281
Non-votes:	2,373,408

Proposal 3 received “For” votes from the holders of at least a majority of the outstanding shares of common stock present either in person or by proxy and entitled to vote at the Meeting. Proposal 3 therefore passed.

Proposal 4 – Approval of, in accordance with NASDAQ Marketplace Rule 5635(d), the issuance of shares of Aradigm Common Stock upon conversion of the $23 million aggregate principal amount of senior convertible promissory notes and upon the exercise of warrants to purchase 263,436 shares of Aradigm Common Stock in connection with the 2016 Private Placement.

For:	11,096,485
Against:	442,091
Abstain:	563
Non-votes:	2,373,408

Proposal 4 received “For” votes from the holders of at least a majority of the outstanding shares of common stock present either in person or by proxy and entitled to vote at the Meeting. Proposal 4 therefore passed.

Proposal 5 – Ratification of the selection of OUM & Co. LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

For:	13,830,001
Against:	69,127
Abstain:	13,419
Non-votes:	0

Proposal 5 received “For” votes from the holders of at least a majority of the outstanding shares of common stock present either in person or by proxy and entitled to vote at the Meeting. Proposal 5 therefore passed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARADIGM CORPORATION

Dated: June 10, 2016	By:	/s/ Nancy Pecota
Name: Nancy Pecota
Title: Vice President, Finance and Chief Financial Officer
and Corporate Secretary

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